Exhibit 10.2

ESCROW AGREEMENT

THIS ESCROW AGREEMENT (this “Agreement”) dated the 22nd day of September, 2008, is by and among PRO OPERATIONS, L.P., a Texas limited partnership, PLATINUM INTELLECTUAL PROPERTY, L.P., a Texas limited partnership, and PLATINUM RESEARCH ORGANIZATION, INC., a Delaware corporation (collectively, “Borrower”), ALPINA LENDING, L.P., a Nevada limited partnership, in its capacity as lender and as agent to all Lenders (“Agent”), and HALLETT & PERRIN, P.C. (the “Escrow Agent”). The Effective Date of this Agreement shall be the date of that certain Secured Convertible Promissory Note dated September 22, 2008 (the “Note”), by and among Borrower and Agent.

R E C I T A L S:

A. The parties to the Note have agreed that the Commitment may be deposited into an escrow account as contemplated by Section 1(d) of the Note.

B. In accordance with the provisions of the Note and in order to facilitate the transactions contemplated by the Note, Borrower and Agent have agreed that the Escrow Assets (as defined below) shall be deposited into escrow with the Escrow Agent, to be disbursed to the parties as further provided herein.

C. Capitalized terms not otherwise defined herein having the respective meanings given to such terms in the Note.

STATEMENT OF AGREEMENT

NOW, THEREFORE, in consideration of the preliminary statements and the mutual agreements, covenants, representations and warranties set forth in this Agreement and for other good, valid and binding consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

ARTICLE I.

APPOINTMENT OF ESCROW AGENT;

ESTALISHMENT OF ESCROW; INVESTMENT

Section 1.1 Appointment of Escrow Agent; Limited Responsibilities. Borrower and Agent hereby appoint, and Escrow Agent hereby accepts, Escrow Agent to act as escrow agent and to hold, safeguard, and disburse the Escrow Assets pursuant to the terms and conditions of this Agreement. This Agreement expressly sets forth all the duties of Escrow Agent with respect to any and all matters pertinent hereto. No implied duties or obligations will be read into this Agreement against Escrow Agent. Escrow Agent will not be bound by the provisions of any agreement among the other parties hereto except this Agreement.

Section 1.2 Deposit of Escrow Assets and Documents. Concurrent with the execution of this Agreement, Agent and the Lenders are depositing with Escrow Agent (a) in immediately available funds the amount of $732,225 as increased or decreased by any earnings, gains or losses thereon and as reduced by any disbursements under Article II (the “Escrow Assets”) and (b) a copy of the Note. Escrow Agent acknowledges receipt of the Escrow Assets and the Note. Agent will deposit with Escrow Agent in immediately available funds up to an amount equal to $575,000 at such time that the Borrower requests additional advances under the Note, which funds will be deemed Escrow Assets at the time of deposit.

Section 1.3 Establishment of an Escrow Account. Escrow Agent will establish and maintain an account into which the Escrow Assets are to be deposited and maintained (the “Escrow Account”). The Escrow Account is established for the purpose of satisfying certain obligations of Agent and Lenders pursuant to the Note.

Section 1.4 Investment of Escrow Assets. Except as Agent and Borrower may from time to time jointly instruct Escrow Agent in writing, the Escrow Assets will be deposited and maintained in a money market deposit account with Escrow Agent, until disbursement of the entire Escrow Assets in accordance with the terms of this Agreement. Escrow Agent is authorized to liquidate in accordance with its customary procedures any portion of the Escrow Assets consisting of investments to provide for disbursements required to be made under this Agreement. Any interest earned on the Escrow Account shall be the property of Agent on behalf of Lenders.

Section 1.5 Constitutes Notice from the Lenders. Solely for the purpose of and in connection with determining when any claim, consent, designation, notice, waiver, and other communication required or permitted to be given by Agent pursuant to this Agreement will be valid and enforceable, any claim, consent, designation, notice, waiver, and other communication which is executed by Agent will be deemed to be a claim, consent, designation, notice, waiver, and other communication validly given and enforceable against all Lenders. Escrow Agent will be entitled to rely upon any claim, consent designation, notice, waiver, and other communication executed in accordance with this Section unless and until written notice (conforming to the requirements of this Section) to the contrary is delivered to Escrow Agent.

ARTICLE II.

DISBURSEMENTS; TERMINATION OF ACCOUNTS

Section 2.1 Disbursements. Agent may from time to time give notice (each, a “Notice”) to Escrow Agent as to disbursements to be made to Borrower in accordance with the terms of the Note. Escrow Agent agrees to make such disbursement(s) in accordance to the specific instructions given by Agent in the Notice. If for any reason all Escrow Assets are not distributed in full under the Note and the Note terminates, Agent shall give a Notice to Escrow Agent as to whom such funds shall be delivered (it being anticipated that it will be funded to the Lenders pro-rata based on their portion of the total Commitment). Except as otherwise set forth in this Agreement, Agent shall rely on any and all instructions from Agent (and no other Party) as it relates to the disbursement of funds.

Section 2.2 Termination of Account. Upon payment of all amounts in the Escrow Account, the Escrow Account will be deemed closed and this Agreement will be deemed terminated.

ARTICLE III.

DUTIES OF ESCROW AGENT

Section 3.1 Degree of Care. Escrow Agent will not be under any duty to give the Escrow Assets held by it hereunder any greater degree of care than it gives its own similar property and will not be required to invest any funds held hereunder except as directed in this Agreement.

Section 3.2 Liability; Indemnification of Escrow Agent. Escrow Agent will not be liable, except for its own gross negligence or willful misconduct and, except with respect to claims based upon such gross negligence or willful misconduct that are successfully asserted against Escrow Agent, Agent and Lenders on the one hand and Borrower on the other hand will jointly and severally indemnify and hold harmless Escrow Agent (and any successor Escrow Agent) from and against any and all losses, liabilities, claims, actions, damages and expenses, including reasonable attorneys’ fees and disbursements, arising out of and in connection with this Agreement. Without limiting the foregoing, Escrow Agent will in no event be liable in connection with its investment or reinvestment of any cash held by it hereunder in good faith, in accordance with the terms of this Agreement, including, any liability for any delays (not resulting from its gross negligence or willful misconduct) in the investment or reinvestment of the Escrow Assets, or any loss of interest incident to any such delays. This Section will survive notwithstanding any termination of this Agreement or the resignation of Escrow Agent.

Section 3.3 Reliance by Escrow Agent. Escrow Agent will be entitled to rely upon any order, judgment, certification, demand, notice (including all Notices), instrument or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of the service to this Agreement. Escrow Agent may act in reliance upon any instrument or signature believed by it to be genuine and may assume that the person purporting to give receipt or advice or make any statement or execute any document in connection with the provisions of the Agreement has been duly authorized or is competent to do so. Escrow Agent may conclusively presume that the undersigned representative of any party hereto which is an entity other than a natural person has full power and authority to instruct Escrow Agent on behalf of that party unless written notice to the contrary is delivered to Escrow Agent.

Section 3.4 Advice of Counsel. Escrow Agent may act pursuant to the advice of counsel with respect to any matter relating to this Agreement and will not be liable for any action taken or omitted by it in good faith in accordance with such advice.

Section 3.5 Subject to Taxes and Regulations. Escrow Agent does not have any interest in the Escrow Assets deposited hereunder but is serving as escrow holder only and having only possession pursuant to this Agreement. Any disbursements of income from the Escrow Assets will be subject to withholding regulations then in force with respect to United States taxes. Agent and Borrower will provide Escrow Agent with appropriate Internal Revenue Service Forms W-9 for tax identification number certification.

Section 3.6 No Representation. Escrow Agent makes no representation as to the validity, value, genuineness, or the collectability of any security or other document or instrument held by or delivered to it.

Section 3.7 No Advice. Escrow Agent will not be called upon to advise any party as to the wisdom in selling or retaining or taking or refraining from any action with respect to any securities or other property deposited hereunder.

Section 3.8 Resignation of Escrow Agent. Escrow Agent (and any successor Escrow Agent) may at any time resign as such by delivering the Escrow Assets to any successor Escrow Agent jointly designated in writing by Agent on the one hand and Borrower on the other hand, or to any court of competent jurisdiction, whereupon Escrow Agent will be discharged of and from any and all further obligations arising from or in connection with this Agreement. The resignation of Escrow Agent will take effect on the earlier of (a) the appointment of a successor (including a court of competent jurisdiction) or (b) the day which is 30 days after the date of delivery of its written notice of resignation to the other Parties. If at the effective time of Escrow Agent’s resignation it has not received a designation of a successor Escrow Agent, Escrow Agent’s sole responsibility after that time will be to retain and safeguard the Escrow Assets until receipt of a designation of successor Escrow Agent or a joint written disposition instruction by Agent on the one hand and Borrower on the other hand or a final non-appealable order of a court of competent jurisdiction.

Section 3.9 Disputed Disbursements. In the event of any disagreement between the Agent on the one hand and Borrower on the other hand resulting in adverse claims or demands being made in connection with the Escrow Account or in the event that Escrow Agent is in doubt as to what action should be taken hereunder, Escrow Agent will be entitled to retain the applicable Escrow Assets until Escrow Agent will have received (a) a final non-appealable order of a court of competent jurisdiction directing delivery of the applicable Escrow Assets together with a legal opinion by counsel for the presenting Party satisfactory to Escrow Agent to the effect that the order is final and non-appealable, or (b) a written agreement executed by Agent on the one hand and Borrower on the other hand directing delivery of the applicable Escrow Assets, in which event Escrow Agent will disburse the applicable Escrow Assets in accordance with such order or agreement. Escrow Agent will act on such court order and legal opinion without further question.

Section 3.10 Compensation of Escrow Agent. Agent, on the one hand, and Borrower, on the other hand, will each pay one-half ( 1/2) of Escrow Agent’s reasonable expenses, disbursements, and advances incurred or made by Escrow Agent in performance of its duties hereunder (including reasonable fees, expenses, and disbursements of its counsel).

Section 3.11 Disclosure of Relationship. No printed or other matter in any language (including prospectuses, notices, reports, and promotional material) that mentions Escrow Agent’s name or the rights, powers, or duties of Escrow Agent will be issued by the other parties hereto or on such parties’ behalf unless Escrow Agent will first have given its specific written consent thereto.

ARTICLE IV.

MISCELLANEOUS

Section 4.1 Amendment. No amendment of this Agreement will be effective unless in a writing signed by each Party.

Section 4.2 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original agreement, but all of which will constitute one and the same agreement. Any Party may execute and deliver this Agreement by an executed signature page transmitted by a facsimile machine. If a Party transmits its signature page by facsimile machine, such Party will promptly thereafter deliver an originally executed signature page to the other Parties, provided that any failure to deliver such and originally executed signature page will not affect the validity, legality, or enforceability of this Agreement.

Section 4.3 Entire Agreement. This Agreement and the Note constitutes the entire agreement and understanding between the Parties and supersedes all prior agreements and understandings, both written and oral, with respect to the subject matter of this Agreement.

Section 4.4 Expenses. Each Party will bear its own expenses with respect to the negotiation and preparation of this Agreement.

Section 4.5 Governing Law. THIS AGREEMENT WILL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER THE CONFLICTS OF LAWS PRINCIPLES OF SUCH STATE.

Section 4.6 Exclusive Jurisdiction. The Parties agree that any claim arising out of or relating to this Agreement or the transactions contemplated hereby will be instituted in a federal or state court sitting in Dallas County Texas which will be the exclusive venue of any such claim. Each Party waives any objection which such party may now or hereafter have to the laying of venue of any such claim and irrevocably submits to the jurisdiction of any such court.

Section 4.7 No Assignment. Other than as expressly set forth in this Agreement regarding the Escrow Agent, no Party may assign its benefits or delegate its duties under this Agreement without the prior consent of the other Parties. Any attempted assignment or delegation without such prior consent will be void.

Section 4.8 No third Party Beneficiaries. This Agreement is solely for the benefit of the Parties and no other Person will have any right, interest, or claim under this Agreement.

Section 4.9 Notices. All claims, consents, designations, notices, waivers, and other communications in connection with this Agreement will be in writing. Such claims, consents, designations, notices, waivers, and other communications will be considered received (a) on the day of actual transmittal when transmitted by facsimile with written confirmation of such transmittal, (b) on the next business day following actual transmittal when transmitted by a nationally recognized overnight courier, or (c) on the third business day following actual transmittal when transmitted by certified mail, postage prepaid, return receipt requested; in each case when transmitted to a Party at the address or location set forth below their signature block to this Agreement (or to such other address to which such Party has notified the other Parties in accordance with this Section to send such claims, consents, designations, notices, waivers, and other communications).

Section 4.10 Representation by Legal Counsel. Each Party is a sophisticated person that was advised by experienced legal counsel and other advisors in the negotiation and preparation of this Agreement.

Section 4.11 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction will not invalidate the remaining provisions of this Agreement or affect the validity or enforceability of such provision in any other jurisdiction. In addition, any such prohibited or unenforceable provision will be given effect to the extent possible in the jurisdiction where such provision is prohibited or unenforceable.

Section 4.12 Successors. This Agreement will be binding upon and will inure to the benefit of each Party and its heirs, legal representatives, permitted assigns, and successors, provided that this Section will not permit the assignment or other transfer of this Agreement, whether by operation of law or otherwise, if such assignment of other transfer is not otherwise permitted under this Agreement.

Section 4.13 Time of the Essence. Time is of the essence in the performance of this Agreement and all dates and periods specified in this Agreement.

Section 4.14 Waiver. No provision of this Agreement will be considered waived unless such waiver is in writing and signed by the Party that benefits from the enforcement of such provision. No waiver of any provision in this Agreement, however, will be deemed a waiver of a subsequent breach of such provision or a waiver of a similar provision. In addition, a waiver of any breach or failure to enforce any term or condition of this Agreement will not in any way affect, limit or waive a Party’s rights under this Agreement at any time to enforce strict compliance thereafter with every term and condition of this Agreement.

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IN WITNESS WHEREOF, each Party executed, or caused a duly authorized officer to execute, this Agreement as of the Effective Date.

BORROWER:	PLATINUM RESEARCH ORGANIZATION, INC.

	By:	/s/ David Hart
Name: David Hart Its: Chief Financial Officer

2777 Stemmons Freeway, Suite 1440 Dallas, Texas 75207 Attn: David Hart Fax: (214) 271-9519

PRO OPERATIONS, L.P.

By: Platinum IP Management, Inc. Its: General Partner

	By:	/s/ John T. “Cork” Jaeger, Jr.
Name: John T. “Cork” Jaeger, Jr.
Its: Chief Executive Officer

2777 Stemmons Freeway, Suite 1440 Dallas, Texas 75207 Attn: John T. “Cork” Jaeger, Jr. Fax: (214) 271-9519

PLATINUM INTELLECTUAL PROPERTY, L.P.

By: Platinum Intellectual Property GP, Inc. Its: General Partner

By:	/s/ John T. “Cork” Jaeger, Jr.
Name: John T. “Cork” Jaeger, Jr.
Its: Chief Executive Officer

2777 Stemmons Freeway, Suite 1440 Dallas, Texas 75207 Attn: John T. “Cork” Jaeger, Jr. Fax: (214) 271-9519

AGENT:	ALPINA LENDING, L.P.

By: Alpina GenPar, Inc. Its: General Partner

	By:	/s/ Julie Krupala
Name: Julie Krupala
Its: Secretary

7161 S. Eastern Ave., Suite 3A Las Vegas, Nevada 89119-4675 Attn: Julie Krupala Fax: (702) 260-4111

ESCROW AGENT:	HALLETT & PERRIN, P.C.

By:
Name:
Title:

2001 Bryan Street, Suite 3900 Dallas, Texas 75201 Attn: M. Christopher Miller Fax: (214) 922-4144